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                                          EXHIBIT 12.2
                                 PACIFIC GAS AND ELECTRIC COMPANY
      COMPUTATION OF RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

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                                                          Year ended December 31,
                                             -------------------------------------------------------
(dollars in millions)                          1998       1997         1996        1995        1994
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
Earnings:
  Net income                                $   729     $   768     $   755     $ 1,339     $ 1,007
Adjustments for minority
    interests in losses of
    less than 100% owned
    affiliates and the
    Company's equity in
    undistributed losses
    (income) of less than
    50% owned affiliates                          -           -           3           4          (3)
  Income tax expense                            629         609         555         895         837
  Net fixed charges                             673         628         683         716         729
                                            --------    --------    --------    --------    --------
      Total Earnings                        $ 2,031     $ 2,005     $ 1,996     $ 2,954     $ 2,570
                                            ========    ========    ========    ========    ========
Fixed Charges:
  Interest on long-
    term debt, net                          $   585     $   485     $   574     $   616     $   639
  Interest on short-
    term borrowings                              50         101          75          83          77
  Interest on capital leases                      2           2           3           3           2
  AFUDC debt                                     12          17           8          11          13
  Earnings required to
    cover the preferred stock
    dividend and preferred
    security distribution
    requirements of majority
    owned trust                                  24          24          24           3           -
                                            --------    --------    --------    --------    --------
      Total Fixed Charges                   $   673     $   629     $   684     $   716     $   731
                                            --------    --------    --------    --------    --------
Preferred Stock Dividends:
  Tax deductible dividends                  $     9     $    10     $    10     $    11     $     5
  Pretax earnings required
    to cover non-tax
    deductible preferred
    stock dividend
    requirements                                 31          39          39         100          96
                                            --------    --------    --------    --------    --------
    Total Preferred
      Stock Dividends                       $    40     $    49     $    49     $   111     $   101
                                            --------    --------    --------    --------    --------
  Total Combined Fixed
    Charges and Preferred
    Stock Dividends                         $   713     $   678     $   733     $   827     $   832
                                            ========    ========    ========    ========    ========
Ratios of Earnings to
  Combined Fixed Charges and
  Preferred Stock Dividends                    2.85        2.96        2.72        3.57        3.09
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Note:    For the purpose of computing Pacific Gas and Electric Company's ratios of earnings to combined fixed charges and preferred stock dividends,
         "earnings" represent net income adjusted for the minority interest in losses of less than 100% owned affiliates, cash distributions from and equity in undistributed income or loss of Pacific Gas and Electric
         Company's less than 50% owned affiliates, income taxes and fixed charges (excluding capitalized interest). "Fixed charges" include interest on long-term debt and short-term borrowings (including a representative portion of rental expense), amortization of bond premium, discount and expense, interest on capital leases, interest of subordinated debentures held by trust, and earnings required to cover the preferred stock dividend requirements of majority owned subsidiaries. "Preferred stock dividends" represent pretax earnings which would be required to cover such dividend requirements.